Exhibit 99.1

FOR IMMEDIATE RELEASE

AMAG PHARMACEUTICALS PROVIDES COVID-19 COMPANY UPDATE

WALTHAM, Mass., (April 16, 2020) AMAG Pharmaceuticals, Inc. (NASDAQ: AMAG) today provided an update regarding the potential impact of COVID-19 on the company. AMAG is committed to the health and safety of its employees, patients, healthcare providers, business partners and communities and is following the guidance from the Center for Disease Control (CDC) and Prevention and local public health authorities, including implementing a work from home policy for all employees.

All products currently remain available to patients. At this time, the company’s supply chain has not been materially affected by COVID-19 and the company continues to closely monitor suppliers and supply levels. The company has risk mitigation plans in place to minimize potential supply interruptions, including redundant drug substance manufacturing and inventory safety stock, and will continue to work diligently with its suppliers to maintain continuous supply as the COVID-19 situation evolves.

The COVID-19 pandemic is an evolving situation and is having an impact on clinical trials globally. The company continues to assess potential impacts to its current clinical development activities for the ongoing AMAG-423 Phase 2b/3a clinical trial and the planned ciraparantag Phase 2b trial in healthy volunteers. The company believes that the COVID-19 pandemic is adversely impacting its current development timelines, including delaying new site initiation and patient enrollment.

Similarly, the company believes the COVID-19 pandemic will impact its business operations and associated financial performance, primarily due to reduced patient visits to healthcare providers. The company plans to provide further updates during its first quarter 2020 earnings review in early May.

ABOUT AMAG

AMAG is a pharmaceutical company focused on bringing innovative products to patients with unmet medical needs. The company does this by leveraging our development and commercial expertise to invest in and grow its pharmaceutical products across a range of therapeutic areas. For additional company information, please visit www.amagpharma.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking information about AMAG Pharmaceuticals, Inc. within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein which do not describe historical facts, including, among others, beliefs about the expected impact of COVID-19 on the company’s operations  are based on management’s current expectations and beliefs and are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.

Such risks and uncertainties include, among others, uncertainty as to the impact of the COVID-19 pandemic, the scope, breadth and duration of which is unknown and rapidly evolving, on AMAG’s revenues and results of operations; the risk that AMAG’s protocols and mitigation efforts will not be successful to avoid or minimize business disruptions; the ability of patients and healthcare providers to receive and administer AMAG’s products, particularly as resources and availability of space and services at hospitals, physician’s officer and other sites of care are strained to support the response to COVID-19; the impact of COVID-19 on AMAG’s business development activities; the risk that the supply chain for Feraheme®, Makena®, Intrarosa® and/or Vyleesi® will be interrupted as a result of the COVID-19 pandemic; the impact on AMAG’s operations and financial results from the spread of COVID-19 in the geographies and industries where AMAG and its suppliers and business partners operate, as well as those risks identified in AMAG’s filings with the U.S. Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2019, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and any other subsequent filings with the SEC, which are or will be available at the SEC’s website at www.sec.gov. Any such risks and uncertainties could materially and adversely affect AMAG’s results of operations, its profitability and its cash flows, which would, in turn, have a significant and adverse impact on AMAG’s stock price. AMAG cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made.

AMAG disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

AMAG Pharmaceuticals®, the logo and designs, Feraheme® and Vyleesi ® are registered trademarks of AMAG Pharmaceuticals, Inc. Makena® is a registered trademark of AMAG Pharma USA, Inc. Intrarosa® is a registered trademark of Endoceutics, Inc.

CONTACT:

Linda Lennox

908-627-3424

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